VOYAGER TECHNOLOGIES, INC. 2025 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE
Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2025 Incentive Award Plan (as amended from time to time, the “Plan”) of Voyager Technologies, Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	Matthew Kuta
Grant Date:	[ ò ], 2026
Exercise Price per Share:	$[ ò ]
Shares Subject to the Option:	1,500,000 shares of Class A common stock of the Company
Final Expiration Date:	[ ò ], 2036
Vesting Schedule:	The Option shall vest as provided in Exhibit B to this Grant Notice (“Exhibit B”)
Type of Option	☐ Incentive Stock Option ☒ Non-Qualified Stock Option
If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and are considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Option through such electronic capitalization table system.
By accepting this Award electronically through the Plan service provider’s online grant acceptance procedure, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

VOYAGER TECHNOLOGIES, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT
ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)    “Cause” shall have the meaning set forth in that certain Employment Agreement, effective as of June 11, 2025, by and between Participant and the Company (the “Employment Agreement”).
(b)    “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(c)    “Disability” shall have the meaning set forth in the Employment Agreement.
(d)    “Good Reason” shall have the meaning set forth in the Employment Agreement.
(e)    “Participating Company” shall mean the Company or any of its parents or Subsidiaries.
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control to the extent they expressly provide they are intended to control; otherwise, the terms of the Plan will control.
ARTICLE II.
GRANT OF OPTION

2.1    Grant of Option. In consideration of Participant’s continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan and Exhibit B.
2.2    Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.
2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to continue to render faithful and efficient services to a Participating Company.

ARTICLE III.
PERIOD OF EXERCISABILITY
3.1    Commencement of Exercisability.
(a)    Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date, and subject to Sections 3.2, 3.3, 5.9 and 5.14 hereof and Exhibit B, the Option shall vest and become exercisable in such amounts and at such times as are set forth in the Grant Notice and Exhibit B.
(b)    Unless otherwise determined by the Administrator or as otherwise set forth herein or in Exhibit B, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable.
(c)    Notwithstanding Sections 3.1(a) and 3.1(b), Exhibit B, or anything to the contrary in Section 4 of the Employment Agreement, in the event Participant incurs a Termination of Service by the Company without Cause or due to Participant’s resignation for Good Reason prior to the expiration of the Cliff Vest Period (as defined in Exhibit B), and subject to Participant’s timely execution and non-revocation of a Release (as defined in the Employment Agreement), any portion of the Option that has not been earned prior to the Cessation Date shall remain outstanding and eligible to become an Earned Option (as defined in Exhibit B) through the later of (i) the last day of the Cliff Vest Period and (ii) the first (1st) anniversary of the Cessation Date (such later date, the “Post-Termination Vesting Date”), without regard to any requirement of continued service, subject only to achievement of the applicable Market Capitalization Milestones as provided in Exhibit B; provided, that any portion of the Option that does not become an Earned Option during such period shall be automatically forfeited immediately following the Post-Termination Vesting Date. For the avoidance of doubt, any portion of the Option that becomes an Earned Option in accordance with this Section 3.1(c), including any portion of the Option that was earned prior to the Cessation Date, shall not become exercisable until immediately following the expiration of the Cliff Vest Period.
(d)    Notwithstanding Sections 3.1(a), 3.1(b), and 3.1(c), Exhibit B, or anything to the contrary in Section 4 of the Employment Agreement, in the event Participant incurs a Termination of Service due to Participant’s death or Disability, and subject to Participant’s (or Participant’s estate’s, as applicable) timely execution and non-revocation of a Release, any and all Tranches (as defined in Exhibit B) of the Option granted under this Agreement (i) that were Earned Options prior to the Cessation Date in accordance with Exhibit B, but remain unvested and unexercisable subject to the Cliff Vest Condition (as defined in Exhibit B), shall automatically accelerate and become vested and exercisable as of the Cessation Date, and (ii) that have not been earned on or prior to the Cessation Date shall remain outstanding and eligible to vest and become exercisable in such amounts and at such times as are set forth in the Grant Notice and Exhibit B through the first (1st) anniversary of the Cessation Date, without regard to any requirement of continued service, subject only to achievement of the applicable Market Capitalization Milestones as provided in Exhibit B. Any such portion of the Option that does not become so earned, vested and exercisable during such period shall be automatically forfeited immediately following the expiration of such one (1)-year period.
(e)     Except as expressly set forth in this Agreement or Exhibit B, and notwithstanding anything to the contrary in the Employment Agreement (including without limitation

Section 4(b)(ii) thereof), the Option granted under this Agreement shall not be eligible for any accelerated vesting upon the occurrence of a Change in Control.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice and Exhibit B are cumulative. Participant shall be able to exercise the Option only to the extent such Option has become vested as set forth in the Grant Notice and Exhibit B. Each such installment that becomes vested and exercisable shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration date set forth in the Grant Notice; provided, that such expiration date shall not be later than the tenth (10th) anniversary of the Grant Date;
(b)    If Participant incurs a Termination of Service by the Company without Cause or due to Participant’s resignation for Good Reason prior to the expiration of the Cliff Vest Period, the fourth (4th) anniversary of the Grant Date;
(c)    If Participant incurs a Termination of Service by reason of Participant’s death or Disability, the expiration of twelve (12) months from the Cessation Date;
(d)    Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by a Participating Company for Cause; and
(e)    Except as the Administrator may otherwise approve, if Participant incurs a Termination of Service for any reason other than as set forth above in Sections 3.3(b) through 3.3(d), the ninetieth (90th) day following the Cessation Date.
Notwithstanding the foregoing, unless otherwise determined by the Administrator, if the Option and/or the Shares which would be acquired pursuant to the exercise of the Option are subject to underwriter or other applicable lock-up periods or trading restrictions at the time of expiration of the applicable post-termination exercise period(s) set forth above in Sections 3.3(b), (c) or (e), such post-termination exercise period shall be extended until ten (10) trading days following the expiration of such applicable lock-up or trading restrictions; provided that in no event shall such extension be beyond the expiration date set forth in the Grant Notice.
3.4    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii)    by the deduction of such amount from other compensation payable to Participant;
(iii)    with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Participating Companies withhold a net number of vested Shares otherwise issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv)    with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)    with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.
(c)    In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the

Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A.
(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the Option. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.
4.2    Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third-party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)    An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)    The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 that is acceptable to the Administrator;
(c)    The payment of any applicable withholding tax in accordance with Section 3.4;
(d)    Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and
(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)    Cash or check;
(b)    With the consent of the Administrator, surrender of vested Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof;
(c)    Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(d)    Any other form of legal consideration acceptable to the Administrator.
4.5    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Participating Company with respect to which the applicable withholding obligation arises.
4.6    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article VIII of the Plan or Exhibit B. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE V.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice (including Exhibit B) and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice (including Exhibit B) and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice (including Exhibit B) or this Agreement.
5.2    Whole Shares. The Option may only be exercised for whole Shares.
5.3    Option Not Transferable. The Option shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan.
5.4    Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement, Exhibit B and the Plan, including Article VIII of the Plan.
5.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (provided no transmission error is received by sender) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.7    Governing Law. The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.8    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Laws. To the extent permitted by Applicable Laws, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Laws.
5.9    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material respect without the prior written consent of Participant. For the avoidance of doubt, nothing in this Agreement shall prevent the Administrator from modifying or amending the Plan in accordance with its terms.
5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees that are Affiliates of the Company or successors to all or substantially all of the Company’s business or assets, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.12    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent (a) expressly provided otherwise in the Employment Agreement or any other written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
5.13    Entire Agreement. The Plan, the Grant Notice (including Exhibit B) and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.14    Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
5.15    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
5.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
5.18    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(c) or the payment of the Exercise Price as provided in Section 4.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable, (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price, (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to such sale, (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable, (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price, and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.
5.19    Clawback. The Option (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of the Option or upon the receipt or resale of any Shares underlying the Option) will be subject to any Company clawback policy as in effect from time to time, including any clawback policy adopted to comply with Applicable Laws or applicable stock exchange listing requirements (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).
* * * * *

EXHIBIT B
TO STOCK OPTION GRANT NOTICE

PERFORMANCE GOALS

Section 1.1    Definitions.
(a)    “CIC Price” shall mean the amount of cash and the fair market value of any securities or other property paid as consideration, on a per Share basis, to the Company’s stockholders (and if less than all of the Company’s stockholders’ shares are impacted by such Change in Control, then the consideration paid, on a per Share basis, to the Company stockholders who receive consideration) in a Change in Control (or to be paid as consideration to the Company in a Change in Control instead of to Company stockholders, for example in a Change in Control pursuant to the sale of Company assets, measured on a per Share basis had such amounts been paid to the Company’s stockholders). If any such consideration consists in whole or in part of non-cash consideration, the Administrator will determine the value of the non-cash per Share consideration for purposes of the Agreement and this Exhibit B in its good faith discretion.
(b)    “Cliff Vest Condition” shall mean Participant shall not have incurred a Termination of Service prior to the expiration of the Cliff Vest Period.
(c)    “Cliff Vest Period” shall mean the period beginning on the Grant Date and ending on the third (3rd) anniversary of the Grant Date.
(d)    “Determination Date” shall mean any date during the Performance Period on which the Administrator determines that a Market Capitalization Milestone (as set forth in Table 1 below) has been achieved.
(e)    “Market Capitalization” shall mean, with respect to any particular date which is a trading day, the product of (i) the total number of the Company’s shares of Class A common stock and Class B common stock outstanding (on an as-converted basis), as of the close of such date, and (ii) the volume-weighted average price per share of the Company’s Class A common stock on the principal exchange on which such shares are traded over ninety (90) consecutive trading days ending on and including such date (the “VWAP”).
(f)    “Market Capitalization Milestone” shall mean the applicable market capitalization threshold for any Tranche (as defined below), as set forth in Table 1 below.
(g)    “Performance Period” shall mean the period beginning on the Grant Date and ending on the eighth (8th) anniversary of the Grant Date.
Section 1.2     Achievement. Subject to Sections 3.1(c) and 3.1(d) of the Agreement, in order for any portion of the Option to become vested and exercisable, both a Market Capitalization Milestone and a “time-vesting” requirement must be satisfied as set forth herein.
(a)    As detailed in Table 1 below, the Option is divided into nine (9) tranches (each, a “Tranche”). Each Tranche is numbered from 1 through 9 and represents a portion of the Total Number of Options covering the number of Shares specified next to the applicable Tranche number in Table 1 below.
B-1

(b)    During the Performance Period, the Option shall be eligible to become earned as of a Determination Date based on the achievement of the applicable Market Capitalization Milestones set forth in Table 1, subject to Participant’s continued service with a Participating Company through the applicable Determination Date (except as provided in Sections 3.1(c) and 3.1(d) of the Agreement). Subject to Sections 3.1(c) and 3.1(d) of the Agreement, any portion of the Option earned under a Tranche in accordance with this Section 1.2(b) (each, an “Earned Option”) prior to the expiration of the Cliff Vest Period will continue to remain subject to time-based vesting and shall be forfeited if Participant incurs a Termination of Service prior to the expiration of the Cliff Vest Period. Following satisfaction of the Cliff Vest Condition, any Earned Option (i) earned during the Cliff Vest Period will become immediately vested and exercisable as of immediately following the expiration of the Cliff Vest Period and (ii) earned following the satisfaction of the Cliff Vest Condition will become immediately vested and exercisable as of the applicable Determination Date, subject to Participant not having incurred a Termination of Service through such applicable date (except as provided in Sections 3.1(c) and 3.1(d) of the Agreement).
Table 1 – Market Capitalization Milestones

Tranche	Market Capitalization Milestone	Portion of Option Subject to Tranche
1	$3.0 billion	167,000
2	$4.5 billion	167,000
3	$6.0 billion	167,000
4	$7.5 billion	167,000
5	$9.0 billion	167,000
6	$10.5 billion	167,000
7	$12.0 billion	167,000
8	$13.5 billion	167,000
9	$15.0 billion	164,000
Total		1,500,000

(c)    No Tranche shall become an Earned Option until the Administrator certifies that the requisite Market Capitalization Milestone for the applicable Tranche has been satisfied on the applicable Determination Date. The Administrator will determine in its sole and reasonable discretion whether the applicable Market Capitalization Milestone has been achieved during the Performance Period; provided, that such determination shall be made as soon as practicable following the applicable Market Capitalization Milestone being achieved (or, if applicable, following the end of the Cliff Vest Period), and in any case, within sixty (60) days of the applicable Market Capitalization Milestone being achieved (or the expiration of the Cliff Vest Period, as applicable). Notwithstanding anything to the contrary in the Agreement (including Section 3.1(b) thereof) or this Exhibit B, if Participant incurs a Termination of Service by the Company without Cause or due to Participant’s resignation for Good Reason on or following the date on which a Market Capitalization Milestone is achieved but prior to the applicable Determination Date, then, subject to Participant’s timely execution and non-revocation of a Release, the Tranche(s) corresponding to such Market Capitalization Milestone(s) shall not be forfeited on the Cessation Date, shall remain outstanding pending the Administrator’s determination in accordance
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with this Section 1.2(c), and, upon such determination, shall become Earned Options and shall vest and become exercisable to the same extent and at the same time as if Participant had remained in continuous service with a Participating Company through the applicable Determination Date; provided, that if such Cessation Date occurs prior to the expiration of the Cliff Vest Period, such Earned Options shall become vested and exercisable in accordance with Section 3.1(c) of the Agreement.

(d)    Subject to the other terms of this Exhibit B, in order for a particular Tranche to become an Earned Option, the Market Capitalization Milestone set forth next to such Tranche must be achieved during the Performance Period. More than one (1) Tranche may become an Earned Option simultaneously as of any Determination Date. For the avoidance of doubt, no portion of a Tranche shall be eligible to become an Earned Option for any Market Capitalization amount achieved between the applicable Market Capitalization Milestones. Once a Tranche becomes an Earned Option, such classification shall not be affected by any subsequent changes (decreases) in Market Capitalization.
(e)    The Administrator may, in its reasonable and good faith discretion, adjust the Market Capitalization Milestone thresholds and/or measured results to reflect the impact of any extraordinary transaction, event or development occurring during the Performance Period, including mergers, acquisitions, spin-offs and similar transactions that are consummated, stock splits, reverse stock splits, extraordinary distributions, share repurchases, recapitalizations and reorganizations (each, a “Corporate Event”), in each case, as necessary to prevent the dilution or enlargement or impairment of Participant’s rights under the Option. The Administrator shall make any such adjustment reasonably promptly (and in any event within thirty (30) days) following the applicable Corporate Event and, if Participant submits a written request, shall promptly provide Participant with an opportunity to discuss such adjustment, and the basis therefor, in reasonable detail. The parties acknowledge and agree that the Administrator shall adopt guidelines for addressing positive and negative adjustments to Company equity compensation performance metrics in connection with Corporate Events, and the Administrator shall make adjustments required by and apply such guidelines in making any adjustment hereunder in its reasonable and good faith discretion. The Company shall provide Participant with a copy of any such guidelines, and any amendment thereto, promptly following adoption.
Section 1.3    Determination of an Earned Option upon a Change in Control. In the event of the occurrence of a Change in Control prior to the end of the Performance Period, the VWAP for purposes of determining the achievement of the Market Capitalization Milestones shall be deemed to be the CIC Price and the Administrator shall assess and certify whether the Market Capitalization Milestones have been attained in connection with such Change in Control. The corresponding Tranche(s) of the Option for which the applicable Market Capitalization Milestone(s) have not been attained, if any, shall thereupon be forfeited automatically for no consideration, and any Earned Option for which the applicable Market Capitalization Milestone(s) have been attained as of such Change in Control shall fully vest as of such Change in Control (without regard to any time-vesting conditions).
Section 1.4    Final Determination Date. Upon expiration of the Performance Period, the Administrator shall determine whether on such date (the “Final Determination Date”) any Tranche shall be eligible to become an Earned Option pursuant to Sections 1.2(b) through 1.2(d) hereof. Subject to Sections 3.1(c) and 3.1(d) of the Agreement, any and all Tranches which have not become an Earned Option as of the Final Determination Date shall be automatically forfeited immediately following the expiration of the Performance Period (or, pending the Administrator’s determination in accordance with this Section 1.4, the Final Determination Date, if later).

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